UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 9, 2003

(Date of earliest event reported)

HUFFY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3657
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 865-5431

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

Huffy Corporation issued a press release commenting on the press release issued by Daniel Gilbert and Camelot Ventures.

Item 7.  Financial Statements and Exhibits

Exhibit 99.1 News Release dated June 9, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:

HUFFY CORPORATION

Date: 6/9/03	/s/ Robert W. Lafferty
By: Robert W. Lafferty Vice President - Finance Chief Financial Officer and Treasurer

Exhibit 99.1

Contact:

Robert W. Lafferty

VP Finance, CFO and Treasurer

(937) 865 –5407

HUFFY CORPORATION COMMENT ON

DISCLOSURE OF INVESTMENT

DAYTON, OHIO, June 9, 2003 – HUFFY CORPORATION (NYSE-HUF) commented on the press release issued by Daniel Gilbert and Camelot Ventures stating, “We are always pleased when investors take a significant position in Huffy Corporation stock based on their stated perception that the stock is undervalued.  At this point, although we have spoken briefly with Mr. Gilbert, we have no additional information beyond that contained in the press release of this morning and think it would be inappropriate to speculate on any future developments”.

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Huffy Corporation (NYSE-HUF) is a diversified sporting goods company, marketing basketball equipment, sports balls and other outdoor games under the Huffy Sports®, HydraRib®, and SureShot® brands; bicycles and wheeled products under the Huffy®, Royce Union®, and Micro® brands; golf equipment under the Tommy Armour®, Ram®, Teardrop® and Zebra® brands; snowboards and accessories under the LTD®, Lamar® and   Sims®   brands;   Hespeler®   hockey   equipment;  Volant®  ski  equipment;  and a variety of action sports items including skateboards, inline skates, and helmets under the  UltraWheels®, Rage®,  and  Dukes®  brands,  and  markets a variety of products as a licensee under Disney®, Oxygen®, Airwalk®, NBA® and NCAA® trademarks; and is a leading provider of assembly and merchandising services to retailers.

# # #

The discussion in this press release contains forward-looking statements and is qualified by the cautionary statements contained in the Company’s report on Form 10-K, dated February 20, 2003.